Exhibit 10.5

AGREEMENT BETWEEN
ALBERT
EINSTEIN HEALTHCARE NETWORK
AND
LINGUAGEN

This Agreement is entered into by and between Linguagen Corp., a Delaware corporation (“Linguagen”), and Albert Einstein Healthcare Network (“AEHN”), a non-profit corporation in Philadelphia, PA, as of September 30, 2005 (the “Effective Date”).

WHEREAS, Linguagen wishes to use AEHN’s animal facilities located at 5501 Old York Road, Philadelphia, PA 19141 (“Facility”) for executing Linguagen Protocols (as defined below) and AEHN has unoccupied space which is available in its Facility that may be leased to Linguagen for its use.

WHEREAS, Linguagen in conjunction with its use of the Facility for performing its Protocol proposes to retain the services of AEHN to care and maintain its laboratory animals (“Services”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree to be legally bound as follows:

ARTICLE I – STATEMENT OF WORK

AEHN shall make the Facility available and perform Services for Linguagen in connection with Linguagen’s protocol attached hereto as Exhibit A and any additional protocols that Linguagen may from time to time perform at the Facility (collectively, “Protocols”). Notwithstanding the foregoing, all Protocols must be approved by AEHN’s Institutional Animal Care and Use Committee “IACUC”) in accordance with the “Animal Use Protocol” attached hereto as Exhibit B. In addition to Linguagen personnel authorized to conduct Protocols at the Facility, Linguagen shall be allowed to have visitors at the Facility, provided, that such visitors shall be supervised by either Linguagen personnel or AEHN personnel at all times.

ARTICLE II – PERIOD OF PERFORMANCE

This Agreement shall begin on September 30, 2005 and shall not extend beyond September 30, 2006 unless the period is extended in writing by mutual agreement of the parties.

ARTICLE III – CONSIDERATION

Linguagen shall pay AEHN in accordance with the budget attached hereto as Exhibit C (“Budget”). AEHN shall submit a detailed invoice for all amounts payable under this Agreement on the last business day of each month in which the Facility is used by Linguagen or on which AEHN performs Services. Payment of any undisputed amounts shall be made within thirty (30) days of receipt of a proper invoice. Checks shall be made payable to Albert Einstein Healthcare Network and sent to:

Attention: Dan Lyons
Office for Research and Technology Development
Albert Einstein Healthcare Network

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5501 Old York Road, Korman 100
Philadelphia, PA 19141

AEHN Tax ID number is 23-2290323

ARTICLE IV – INTELLECTUAL PROPERTY RIGHTS

A.                     Linguagen shall have worldwide right, title and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under patent, copyright or similar laws, that AEHN (through its employees) may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, in the performance of the Services (collectively, the “Inventions”), including any and all moral rights and intellectual property rights inherent therein and appurtenant thereto, including, but not limited to, all patent rights, copyrights, trademarks, know-how and trade secrets and the rights to apply for the same (collectively, “Intellectual Property Rights”.

B.                       Upon the request and at the expense of Linguagen, AEHN shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Paragraph A of Article IV herein or to enable Linguagen to secure its rights in the Inventions and Intellectual Property Rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce Intellectual Property Rights in any and all jurisdictions with respect to any Inventions or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Right. Without limiting the foregoing, AEHN shall disclose to Linguagen all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths and all other instruments which Linguagen deems necessary in order to apply for and obtain such rights and in order to assign and convey to Linguagen the sole and exclusive right, title and interest in and to such Inventions and any Intellectual Property Rights relating thereto. If Linguagen is unable for any other reason to secure AEHN’s signature to apply for or to pursue any application for any United States or foreign patent, trademark, copyright or other registration covering Inventions assigned to Linguagen hereunder, then AEHN hereby irrevocably designates and appoints Linguagen and its duly authorized officers and agents as AEHN’s agent and attorney in fact, to act for and in AEHN’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or trademark, copyright or other registrations thereon with the same legal force and effect as if executed by AEHN.

ARTICLE V – ADMINISTRATIVE PERSONNEL

The contract administrator for AEHN is Mary Klein and the technical administrator for AEHN is Dan Lyons. The above personnel at AEHN can be contacted at (215) 456-7215. The technical and contract administrator for Linguagen is Heather Kaminski, who can he contacted at (609)-860-1500.

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ARTICLE VI – TERMINATION

Either party may terminate this Agreement upon thirty (30) days written notification to the other party.

A.                     In the event of termination by Linguagen, AEHN will be reimbursed for any non- cancelable obligations properly and reasonably incurred prior to the date of notice of termination

B.                       In the event of early termination without “cause” by AEHN, AEHN will provide general cooperation and assistance in the transfer of all animals housed at AEHN’s Facility and shall reimburse Linguagen for all reasonable costs associated with such transfer. For purposes of clarity “cause” shall mean Linguagen’s failure to perform any of the following obligations: (a) to make payments of any undisputed amount due under the terms of this agreement within thirty (30) days of receipt of the proper invoice, (b) to comply with the Guide for the Care of Use of Laboratory Animals included in the Animal Use Protocol attached hereto as Exhibit B, (c) to comply with AEHN’s attending veterinarian orders and/or instructions, or (d) to properly monitor Linguagen personnel at the Facility for any condition or behavior which might reasonably and adversely affect the working environment at the Facility, or (e) to replace disruptive or offending Linguagen personnel from the Facility upon the reasonable request of AEHN.

ARTICLE VII – INDEMNIFICATION

A.                     Linguagen shall defend, indemnify and hold harmless AEHN, its trustees, officers, agents, and employees from any and all liabilities, loss or damages, costs, judgments, claims, actions or suits (“Claims”) arising out of or in connection with the activities carried out pursuant to this Agreement. Notwithstanding the foregoing, Linguagen shall not be obligated to indemnify for any Claim where (a) such Claim is caused by gross negligence or willful malfeasance of AEHN, its IACUC, trustees, officers, agents, or employees, (b) Linguagen is not promptly notified of such Claim, (c) Linguagen does not have sole control over the defense and settlement of such Claim, or (d) Linguagen does not have the right to select defense counsel and to direct the defense or settlement of such Claim.

B.                       AEHN shall defend, indemnify and hold harmless Linguagen, its, officers, board members, agents, and employees from any and all Claims arising from (a) a material breach of this Agreement by AEHN, or any other trustee, officer, agent, or employee of AEHN, or (b) gross negligence or intentional misconduct on the part of AEHN or any trustee, officer, agent or employee of AEHN. Notwithstanding the foregoing, AEHN shall not be obligated to indemnify for any Claim where (a) such Claim is caused by gross negligence or willful malfeasance of Linguagen, its officers, agents, or employees, (b) AEHN is not promptly notified of such Claim, (c) AEHN does not have sole control over the defense and settlement of such Claim, or (d) AEHN does not have the right to

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select defense counsel and to direct the defense or settlement of such Claim.

C.                       The indemnifying party shall provide a diligent defense against or settlement of any claims brought or actions filed with respect to the subject of the indemnity contained herein, whether such claims or actions are rightfully or wrongfully brought or filed. The indemnifying party shall have the right to settle Claims at its sole expense, provided, that the indemnifying party may not settle a claim without the written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

D.                      The indemnitee shall cooperate with indemnifying party and its legal representatives in the investigation and defense of any Claim under this Agreement. In the event a Claim is asserted, the indemnitee shall have the right to select and to obtain representation by separate legal counsel. If the indemnitee exercises such right, all costs and expenses incurred by indemnitee for such separate counsel shall be borne solely by the indemnitee.

ARTICLE VIII – USE OF NAMES

AEHN and Linguagen will obtain prior written permission from each other before using the name, symbols and/or marks of the other in any form of publicity in connection with the Agreement. Notwithstanding the foregoing, such written approval shall not be required for disclosure (a) by either party of the existence of this Agreement, (b) Linguagen’s use of the name, symbols and/or marks of AEHN as the operative site where the Protocol was performed, or (c) as required by law.

ARTICLE IX – ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties regarding the subject matter herein. Any changes to this Agreement shall be made in writing and must be signed by authorized representatives or designees of each party. No waiver of any rights under this Agreement shall be effective unless in writing signed by the party to be charged. A waiver of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

ARTICLE X – MISCELLANEOUS

A.                     All notices and other communications required or permitted hereunder shall be in writing and deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail or overnight courier with tracking capabilities, as follows or as a party may otherwise notify to the other in accordance with this Section 5.2 (provided, that such notice of change of address or recipient shall be deemed given only when received at the address listed below.

B.                       This Agreement shall be governed and interpreted in accordance with the law of the Commonwealth of Pennsylvania without giving effect to any conflict of laws

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provisions. The parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement may be brought in the United States District Court in Pennsylvania, or if such court does not accept jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Pennsylvania.

C.                       If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

D.                      This Agreement may be executed in two counterparts and by facsimile, each of which shall be deemed to be an original as against any party whose signature appears thereon, but both of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 30 day of September, 2005.

LINGUAGEN CORP 2005 Eastpark Boulevard Cranbury, NJ 08512-3515	ALBERT EINSTEIN HEALTHCARE NETWORK Office for Research and Technology 5501 Old York Road, Korman 100 Philadelphia, PA 19141

/s/ Scott Horvitz	/s/ Mary Klein
Scott Horvitz Chief Financial Officer	Mary Klein, PhD Director, Office of Research and Technology Development

9.30.05	10/6/05
Date	Date

Approved	Illegible
Finance	9/30/05
Legal	Illegible

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Exhibit A
Animal Use Protocol

Albert Einstein Healthcare Network
Animal Care Committee
ANIMAL USE PROTOCOL APPLICATION

A.                       Administrative Information

1.                         INDICATE YOUR SELECTION BY CHECKING ALL THAT ARE APPROPRIATE.

☒	New:
☐	Renewal:
☐	Revision:
☐	Pilot Study:
☐	Other:

2.                         PROTOCOL TITLE:                          Lickometer Taste Testing in Mice

3.                         PRINCIPAL INVESTIGATOR(S):                         Kyle Palmer, PhD

4.                         PHONE:                       609-860-1500 x226

5.                         BEEPER:                   609-858-8797

6.                         E-MAIL:                       kyle.palmer@linguagen.com

7.                         DEPARTMENT/LOCATION: :  Linguagen Corp.

8.                         DEPARTMENT CHAIRPERSON:

9.                         TECHNICIAN(S)/CO-INVESTIGATOR(S)DEPT.(S)           TITLE(S)            PHONE

Heather Kaminski, Senior Research Associate     609-860-1500 x 216

10.                  CONTACT PERSON (S) FOR AFTER NORMAL WORKING HOURS: List name(s) to contact in the event there is a need to reach a protocol participant for animal care problems that occur after normal working hours or when the Principal Investigator is not available. Heather Kaminski. 908-578-6859

B.                       PROJECT DESCRIPTION

1.                         START DATE:                       October 2005

2.                         FINISH DATE:                        October 2008

3.                         PURPOSE: To ascertain difference in taste preference of solutions containing either a standard tastant or a novel compound tastant in mice.

4.                         ABSTRACT: In order to determine taste preference in mice we will be using a behavioral study known as a lickometer test. This test will allow us to determine if there is an aversion to a liquid substance based on the taste of the animal. We want to use this assay in order to determine if a substance can be used to alleviate an aversive bitter taste to mice. These substances will be important because they can potentially be used to modify bitter taste in human which can help patients comply with oral regimens

5.                         LAYMAN’S PARAGRAPH: Humans have an aversion to bitter taste which is beneficial in avoiding toxic compounds. However, when prescribing oral suspension of drugs, especially in pediatric and geriatric patients, aversion the the bitterness of the drugs leads to a lack of compliance. In order to monitor substance which may block bitter taste we will be using mice to measure aversion. This aversion is measured through a behavioral apparatus called a lickometer. The lickometer is a modified mouse cage which allows a mouse to “taste” a small amount of liquid during a short period of time. The number of licks or tastes the mouse takes is recorded by computer. This number is then used in comparison to a nonbitter compound, usually water, to determine if the compound does not taste well to the animal. In this manner one can add additional compounds to bitter ones to monitor any effect they may have in alleviating the aversive taste to mice.

6.                         DESCRIBE METHODS AND PROCEDURES SPECIFIC TO THE ANIMAL USE IN THE PROTOCOL: Mice will be tested in an automated lickometer referred to as the ‘Davis Rig’ (DiLog Instruments, Tallahassee, FL) The Davis Rig allows presentation of up to 16 different taste stimuli within a single behavioral session, with duration and order of stimuli presentation at control of technician. The test chamber is a rectangular cage made of plastic with a wire mesh floor. An opening in the center of the front wall gives animals access to a sipper tube that contains a taste solution. Fluid access is controlled by a computer operated shutter. The amount of licks will be monitored for each session using a high frequency AC contact circuit. Mice will be water deprived ON (~15 hours) prior to the initial test session of the week. Mice will have access to water ad libitum in their own cages except during the initial ON restriction. The first session will allow mice to learn that water is available to them through the sipper tube by exposing the animal to the open sipper tube containing distilled water for 20 minutes. The next session will allow the mouse to learn brief-access trials. The same distilled water will be used in this trial but instead of 20 minutes the animal will be exposed to 15 second intervals of open shutter until 30 trials were reached. Testing will occur over the next three days in three identical sessions. The 30 trials will now be broken into 5 blocks of 6 trials each where each of the 6 trials contains a different tastant solution. Mice will be kept in the rigs no more then 30 minutes per trial. Number of licks again will be monitored and compared to a set of standard compounds including quinine, ranitidine, and cyclohexamide. Mice will be weighed periodically to monitor weight loss and mice losing more then 20% body weight will be removed from testing. After a 5 day test mice will be given a rest period before another test begins.

C.                       ANIMAL SELECTION

1.                         SPECIES:               Mus musculus

2.                         STRAIN:                   C57/BI6

3.                         SEX:     F/M

4.                         AGE AND/OR WEIGHT RANGE:                             18-20g

5.                         SOURCE: Taconic
PLEASE JUSTIFY THE SELECTION OF A VENDOR NOT ON THE LIST:

6.                         JUSTIFY THE USE OF LIVING ANIMALS: The complexity of the processes being study cannot be duplicated or modeled in simpler systems.

7.                         JUSTIFY THE APPROPRIATENESS OF THE SPECIES SELECTED FOR THE STUDY: This species provides a good model for duplicating the human response to aversive bitter tastes.

8.                         TOTAL NUMBER OF ANIMALS TO BE USED IN THIS PROTOCOL:   120

9.                         RATIONALE FOR DETERMINING THE NUMBER OF ANIMALS NEEDED: We will use 4 groups of ten animals each. Group 1 will have water and compound A. Group 2 will have water and drug B. Group 3 will have x and standard A. Group 4 will be controls (water and no drugs). Data will be compared using a Student’s “T” test. From previous experiments, we estimate that ten will be an adequate group size to show significant results. Each of the 4 groups can be used for 3 (1 week) studies.

D.                       PRE-ANESTHESIA / ANESTHESIA / SEDATIVES / ANALGESICS

1.                          If Sedation, analgesics, tranquilizers. and /or anesthesia is (are) used, please Identify below. (see appendices for recommendations)

a.

PRE-ANESTHETIC OR SEDATIVE AGENT	DOSE	ROUTE	VOLUME	FREQUENCY OF DOSING	DURATION OF TREATMENT

N/A

b.

ANESTHETIC DRUG	INITIAL DOSE	SUPPLEMENT DOSE	ROUTE	EXPECTED TIME UNDER ANESTHESIA

N/A

c.

1. POST-ANALGESIC OR SEDATIVE AGENT	DOSE	ROUTE	VOLUME	FREQUENCY OF DOSING	DURATION OF TREATMENT

N/A

2.                         ANESTHESIA MONITORING (check all techniques that will be used for assessing adequate anesthesia level. Also indicate the frequency of monitoring.

☐	Response to toe/skin pinch - frequency:
☐	Palpebral/corneal reflex - frequency:
☐	Assessment of jaw and/or skeletal muscle tone - frequency:
☐	Monitoring of physiological response:
Instrumentation for heart rate monitoring: (Name device)
Instrumentation for blood pressure monitoring: (Name device.)
☐ Other: Explain:

E.                         EUTHANASIA

1.                        METHOD OF EUTHANASIA (See recommended methods of euthanasia in the appendices.)

☐                     Overdose of anesthetic:

Identify Anesthetic	Approximate Amount	Route

☐                     Cervical dislocation with anesthesia or sedation:

Identify Anesthetic	Approximate Amount	Route

☐                     Cervical dislocation without anesthesia or sedation:

☐                     Exsanguination under anesthesia or sedation:

Identify Anesthetic	Approximate Amount	Route

☒                   CO2 chamber

☐                     Other:

☐                     If the animals are not euthanized at the END of the study, what will happen to them?

2.                        STUDY END POINT FOR ANIMALS (SELECT ALL THAT APPLY):

Experimental endpoint criteria must be specified.

☐	Euthanized per protocol without treatment or experimentation.
☐	Euthanized per protocol after defined period of time (days/months)
Define period:

☒                   Euthanized per protocol after completion of the experimental protocol.

☐	Euthanized per protocol at development of specific signs.
Explain:
☐	Euthanized per protocol when moribund.
☐	The animal may die as a result of the experimental treatment.
Explain why this is necessary:

F.                         RESTRAINT / DEPRIVATION

1.                         RESTRAINTS: Describe any proposed restraint (other than short-term hand-held restraint) to be used on awake animals.

☒ NO - Prolonged restraint will not be used.

☐ YES - Prolonged restraint will be used.

a.                          Justification:

b.                          Description:

c.                          Duration: State the duration of the restraint including the length, frequency and rest periods between restraint periods

d.                          Conditioning and monitoring: Describe steps to be taken to condition the animals to the restraining device and assure the comfort and well being of the animals.

2.                         DEPRIVATION (Food or water restriction)

☐ NO - Food or water deprivation will not take place.

☒ YES - Food or water deprivation will take place.

e.                          Justification:                                 in order for the animals to adopt proper behavior in the lickometers a motivation is needed. The motivation in this case is thirst. The motivation is not possible without the deprivation.

f.                            Description:   Mice will be water deprived ON (~15 hours) prior to the initial test session of the week. The first session will allow mice to learn that water is available to them through the sipper tube by exposing the animal to the open sipper tube containing distilled water for 20 minutes.

g.                         Duration: 24 hour before study

h.                         Conditioning and monitoring: The animals will be monitored for signs of dehydration,

such as weight loss. Mice losing more then 20% of body weight will be removed from the study.

G.                       PAIN/DISTRESS

1.                         CATEGORY OF RESEARCH: The investigator should check the appropriate category(ies) of experimentation and the number of animals used in each.

☒                   A: Number of animals:    120

The research involves either no pain or potentially involves momentary, slight pain, discomfort or distress, includes simple invasive procedures (e.g., injection, blood sampling), collection of tissues preceded by standard euthanasia, behavioral testing without stress.

☐                     B: Number of animals:

The research potentially involves minor short-term pain, discomfort or distress which will be treated with appropriate anesthetics/analgesics. Includes terminal anesthetic surgery, minor survival surgery with anesthesia and without significant postoperative pain (e.g., biopsy) and/or implantation of minor chronic catheters (e.g., femoral arterial and venous catheters, flow probes, etc.) and/or short-term physical restraint (<60 minutes) of awake animals and/or induction of minor behavioral stress.

☐                     C: Number of animals:

The research involves procedures potentially inducing moderate pain, discomfort or distress which will be treated with appropriate anesthetics/analgesics and/or chronic maintenance of animals with a disease/functional deficit, includes major survival surgery with anesthesia (e.g., orthopedic surgery on major skeletal components, bowel resection, cardiac surgery, adrenalectomy) and/or inducement of a functional deficit (e.g., non-painful tumor inducement, inflammation induced by adjuvants, inducement of glaucoma, heart failure inducement), and/or physical restraint (>60 minutes) of awake animals and/or induction of more than minor behavioral stress.

☐                     D: Number of animals:

The research potentially involves pain, discomfort or distress (greater than that attending routine injection) which cannot/will not be alleviated through the administration of appropriate anesthetic, analgesic or tranquilizer drugs. Examples include pain research, radiation testing, toxicity testing and carcinogenesis experiments where animals become moribund.

In order for a protocol to qualify as category A, B or C, appropriate anesthetics or analgesics must be used if the animal will experience more than momentary slight pain. Momentary slight pain is defined as pain no greater than the level and duration of pain attending a routine injection. Alternately, the animal must be immediately euthanized upon evidence of such pain or the protocol is classified as category D.

H.                       REGULATORY QUESTIONS

1.                         THE ANIMAL WELFARE ACT’S “DUPLICATE EXPERIMENTS” QUESTION

a.                          Describe the methods that were used to assure the Animal Care Committee that the animal activities in this protocol do not unnecessarily duplicate previous experiments.

Medline search describes similar methos but the use of novel compounds and the direct application of these methods for taste research is novel. Search was conducted on 08/29/05

b.                         Indicate resources / scientific literature used:

☒	MEDLINE	(inclusive dates Nov 1980 -August 2005 )
☐	INDEX MEDICUS	(inclusive dates )
☐	AGRICOLA	(inclusive dates )
☐	EMBASE	(inclusive dates )
☐	CURRENT RESEARCH INFORMATION SERVICE (inclusive dates )
☐	Animal Welfare Information Center (see appendices)
☐	Peer review by:
☐	Consultation with an expert in the area of investigation (briefly describe; name, position, etc.
☐	Other:

c.                         Key words used in the search for alternatives:    Lickometer, mice, taste testing

2.                         THE ANIMAL WELFARE ACT’S “ALTERNATIVE” QUESTION
ALTERNATIVES TO POTENTIALLY PAINFUL PROCEDURES:

a.                         Describe the methods that were used to assure the ACC that the Principal Investigator considered alternatives to procedures that may cause more than momentary or slight pain or distress to the animals. Provide a written narrative description of the methods and resources.                   No painful methods are being used

b.                         Indicate resources / scientific literature used:

☐	MEDLINE	(inclusive dates )
☐	INDEX MEDICUS	(inclusive dates )
☐	AGRICOLA	(inclusive dates )
☐	EMBASE	(inclusive dates )
☐	CURRENT RESEARCH INFORMATION SERVICE (inclusive dates )
☐	Animal Welfare Information Center (see appendices)
☐	Peer review by:
☐	Consultation with an expert in the area of investigation (briefly describe; name, position, etc.
☐	Other:

c.                         Keywords used in the search for alternatives.:

I.                            OTHER

1.                         Do any of the proposed procedures involve the use of Biohazardous materials?

☒                        NO - BIOHAZARDOUS materials will not be used in or disposed of by CAF.

☐                          YES - BIOHAZARDOUS materials will be used. (“Application for the Use of Biohazardous
    Materials and Animals” must be submitted with the Animal Use Protocol):

☐                          Laser Use (Laser Task Force)

☐                       Radioisotopes (Radiation Safety Committee)

☐                       Carcinogens, Teratogens, Mutagens, Chemicals

☐                       Transmissible/Infectious Agents/Organisms

☐                       Recombinant DNA

☐                       Other:

2.                         Will tumor cells, tissue, sera or other biologies from either animal or human sources be used in or on animal as part of the protocol?

☒                     NO

☐                       YES

a.                         Please describe precautions that should be observed with materials or with live/dead animals.

b.                        Describe the tests used to check the tissues and cells for inadvertent contamination by viruses or mycoplasma.

3.                         ANTIBODY PRODUCTION

☐                     Polyclonal antibodies:

☐                     Monoclonal antibodies:

☐                      Adjuvants used.

Adjuvant                        (If Freund’s Complete Adjuvant is used, See ACC guidelines)
Route of administration:
Amount injected:
Site preparation:

4.                         TRANSGENIC MICE

Will transgenic mice be used?

☐                     NO

☐                     YES                                              Source:

Health status: (Describe the tests used to check the animals for inadvertent contamination by viruses or mycoplasma.)

5.                         Will animals be transported to or through patient care areas? (This includes hallways in Korman Research Pavilion.)

☒                    NO

☐                      YES                                              Identify:

Need:

Measures used to protect patients and hospital staff from possible allergic or emotional reactions:

Describe route and methods used to move/hide animals from view:

6.                         Will there be a need to house animals outside of the animal facility for more than 12 hours?

☒                    NO

☐                      YES           Room Number                 Building

Please provide justification:

Describe precautions used to prevent contamination of the area by the animals (e.g., smells, dander) and procedures to assure that the animals are maintained in a humane manner.

J.                         PERSONNEL QUALIFICATIONS / INFORMATION

Attach forms:

Principal Investigator Qualifications in Animal Care and Use	Attached: ☒
Support Personnel Qualifications in Animal Care and Use	Attached: ☒

Do you foresee any potential safety concerns beyond the normal possibility of animal bites, animal scratches, zoonoses, and allergens when accomplishing this protocol?

☒                    NO

☐                      YES

What are those concerns and what precautions will be taken?

K.                       ASSURANCE STATEMENTS AND SIGNATURES

“I accept and will conform to all federal and state laws and guidelines and all institutional policies and procedures concerning the care and use of animals in research, teaching, and testing. I understand that I have a responsibility to notify the Animal Care Committee in writing of any substantive changes in the proposed project, changes in personnel assigned to work under this application, or in the number of animals or the species to be used, prior to proceeding with any animal use in such modified projects.

/s/ Illegible
Signature of Principal Investigator:

The information provided in the Animal Use Protocol form accurately reflects the nature of the activities proposed.

/s/ Illegible	9/26/05
Signature of Department Chair

Only one copy of this page should submitted to the ACC committee coordinator. This funding source information should not be included in the copies for distribution to the ACC.

L.                        FUNDING SOURCES:

1.                         EXTERNAL FUNDING

a.                         Please provide name of the source Linguagen Corporation

It is important that researchers who are applying for PHS funds read Pages 17-18, “Vertebrate Animals”, of the grant application package and complete Section 2F. You may call the ORTD office at 456-7217 if you have questions or need additional information.

b.                         Grant Title:

c.                         Amount of grant or contract:

d.                         Does the award Include administrative

☐                     NO

☐                     YES, please give dollar amount:

e.                         Does the agency to which you are applying for fund require an institution approved animal use protocol?

☐                     NO

☐                     YES

2.                         INTERNAL FUNDING

☒                   NO

☐                     YES:

☐           Department:

☐           AESG:

☐           Other

Most, but not all, granting agencies allow to apply for a grant before the animal use protocol has been approved. If your protocol has been submitted, but is not yet approved, indicate to the granting agency that the protocol is “pending”. NIH and NSF normally allow sixty days for approval after the deadline date for the grant. If no approval from the ACC follows within sixty days of the deadline date for the grant application, the agency will normally discard your grant application.

Some funding agencies (such as American Heart Association) require that the protocol be approved before the grant is submitted. Investigators are responsible for knowing the requirements of their particular agency.

EXHIBIT B
Animal Use Protocol Application Instructions

Albert Einstein Healthcare Network Animal Care Committee ANIMAL USE PROTOCOL APPLICATION INSTRUCTIONS (to be used with the application form)

1.                         Regulating and Accrediting Agencies

2.                         AEHN Animal Care Committee Responsibility

3.                         Annual Review Process

4.                         Guidelines/Instructions for completing the Animal Use Protocol Application

A.                      ADMINISTRATIVE INFORMATION

B.                      PROJECT DESCRIPTION

C.                      ANIMAL SELECTION

D.                      PRE-ANESTHESIA / ANESTHESIA / SEDATIVES / ANALGESICS

E.                        EUTHANASIA

F.                        RESTRAINT / DEPRIVATION

G.                      PAIN / DISTRESS

H.                      REGULATORY QUESTIONS

I.                           OTHER

J.                        SIGNATURE STATEMENTS

K.                      PERSONNEL QUALIFICATIONS / INFORMATION

L.                       FUNDING (only need to furnish one copy for the Office for Research and Technology
Development)

M.                    APPENDICES

1.                         Regulating and Accrediting Agencies

A.                       Animal Welfare Act - Federal regulations under the Animal Welfare Act mandate registration with the United States Department of Agriculture, Animal and Plant Health Inspection Service, Regulatory Enforcement and Animal Care, Animal Care Division. AEHN is registered as a Class “R”, Registered Research Facility and as such is subject to the Animal Welfare Act regulations including unscheduled inspections by the United States Department of Agriculture.

B.                       Health Research Extension Act of 1985 - Under the requirements of the Health Research Extension Act of 1985, AEHN as a recipient of Public Health Service funding is registered with the Public Health Service, Department of Health and Human Services, Office for Protection from Research Risks (OPRR), National Institutes of Health and is subject to its rules and regulations. As required by the Public Health Services (PHS), Policy on Humane Care and Use of Laboratory Animals, AEHN must provide an acceptable written Animal Welfare Assurance to OPRR. Our Assurance states we will follow the recommendations in the Guide for the Care and Use of Laboratory Animals.

C.                       Association for Assessment and Accreditation of Laboratory Animal Care (AAALAC) - AEHN’s accreditation provides an independent, rigorous assessment of our Animal Care and Use Program. Maintenance of AAALAC accreditation is affirmation of the animal program’s accountability and its efforts to promote ethical practices in the care in the use of animals. Many granting organizations strongly recommend an accredited animal program. Government agencies regard AAALAC accreditation as evidence of program excellence and compliance with all policies and regulations.

2.                         Albert Einstein Medical Center Animal Care Committee Responsibility

All research and training involving the use of animals must have an approved Animal Use Protocol on file with the Office for Research and Technology Development. Animal Use Protocols are reviewed by an appointed Animal Care Committee (ACC). The ACC is appointed by the Vice President and General Director of AEHN as proscribed by the Animal Welfare Act and the PHS policy. The ACC includes: scientists experienced in animal research, non-scientists, one member not affiliated with AEMC, and a veterinarian experienced in laboratory animals.

The ACC is also proscribed by the Animal Welfare Act and the PHS policy to conduct semi-annual reviews of the Animal Care Program, inspections of the animal facilities, and animal use areas. The Animal Use Protocols and the Animal Care Committee minutes are subject to review by United States Department of Agriculture inspectors, AEHN’s accrediting agency (Association for Assessment and Accreditation of Laboratory Animal Care) site visitors, officials from granting agencies (e.g., NIH) and authorized Office for Protection from Research Risks other Public Health Service (PHS) representatives. The ACC also investigates reported concerns regarding the humane care and use of animals at the AEHN.

3.                         Annual Review Process

Animal Use Protocols that have been approved by the ACC are reviewed annually. The review process will proceed as follows:

1.                          An annual review notice and form is sent out to the Principal Investigator approximately two weeks prior to the protocol anniversary date. The ACC will request the following: a notice of any substantial changes to the original protocol, a progress summary, notice of completion, or a reason for not completing the protocol. The annual review form should be returned within two weeks. If the annual review form is received within that time and approved by the Committee, an approval letter is sent to the Investigator. If more information is required, the Investigator will be notified.

2.                          A second notice is sent out if the annual review form has not been returned within two weeks. The due date for this notice is also two weeks.

3.                          Final notice is sent out with a two week due date. This allows the Investigator a total of six weeks in which to respond to the request for an annual review.

4.                          If no response to the final notice is received within two weeks, the protocol is inactivated and the Investigator is notified. Animals can no longer be ordered or housed under this protocol. Animals being housed in the Facility under the inactivated protocol must be disposed of within two weeks.

5.                          A new protocol form must be submitted if the Investigator decides to resume work on an inactivated protocol.

6.                          If you have any questions or concerns, address them to the ACC Coordinator at 215-456-7217.

7.                          After three years, you will be requested to update your protocol by submitting a new form. The notification process is the same as the one outlined above.

PI’s who use animals in their laboratories should expect visits by a subcommittee of the ACC at approximately six month intervals. In addition to looking at the facilities during the laboratory visits, the ACC members will observe animal procedures, if in progress, discuss animal use procedures described in the applicable protocol(s) with the research staff, inspect drugs and materials intended for in vivo use, and inspect research animal records

4.                         Guidelines/Instructions for completing the Animal Use Protocol Application.

1.                          Animal Use Protocols must be submitted to the Office for Research and Technology Development (ORTD) for distribution to the members of the ACC. The ACC is scheduled to meet on the second Monday of the month. Completed Animal Use Protocol forms must be received by ORTD ten working days prior to the meeting. The ORTD is located in the Korman Research Pavilion, Room 100 (ext. 6-7217). The ACC Coordinator serves as the point of contact for information regarding the ACC.

2.                          The Animal Use Protocol form must be typed. Submit eight copies of the completed Animal Use Protocol. Please make sure all abbreviations are clarified. The application is available on diskette.

3.                          It will be necessary for the Principal Investigator or an appropriate substitute to attend the ACC meeting to present a brief summary and to clarify points in the Animal Use Protocol.

4.                          Separate Animal Use Protocol forms must be completed for each animal use procedure and for each species.

5.                          The Animal Welfare Act requires the ACC to verify the qualifications of those who are involved in the animal use of the research. To fulfill this responsibility the Animal Care Committee asks that a record of animal use experience, training, and intended training of all personnel be included with each Animal Use Protocol. Please use the following forms and attach them to the protocol:

Principal Investigator Qualifications in Animal Care and Use form

Support Personnel Qualifications in Animal Care and Use form

6.                          The institutional attending veterinarian and the AEMC’s Central Animal Facility staff (ext. .6-7159) will assist investigators in completing the Animal Use Protocol forms, train personnel, and conduct procedures described in the protocol.

7.                          Investigators needing to make modifications (e.g., small increases in number of animals, change of anesthesia, adding personnel) to their approved Animal Use Protocol can submit a brief addendum to the ACC. Please use the Request to Modify an Approved Animal Use Protocol form.

8.                          The Animal Care Committee will send written notice of approval, approval with modifications, disapproval or disapproval with suggestions to allow approval. An ACC approved Animal Use Protocol will be assigned a number. Animals can not be used without an approved Animal Use Protocol.

A.                       Administrative Information

1.                                                            INDICATE YOUR SELECTION BY CHECKING ALL THAT ARE APPROPRIATE.

☐                      New: The research or training protocol has not been reviewed and/or approved previously.

☐                      Renewal: This research or training protocol was approved previously by ACC, but is approaching the end of its 3 year approval period. Provide the previously approved Animal Protocol Use number.

☐                      Revision: A resubmitted modified tabled protocol.

☐                      Pilot Study:

☐                       Other:

2.                         PROTOCOL TITLE: Self-explanatory.

3.                         PRINCIPAL INVESTIGATOR(S): The person with overall responsibility for the animal care and use activities, the personnel involved with the animal procedures and charges incurred by the animal facility.

4.                         PHONE: Self-explanatory.

5.                         BEEPER: Self-explanatory.

6.                         E-MAIL: Self-explanatory.

7.                         DEPARTMENT/LOCATION: Self-explanatory.

8.                         DEPARTMENT CHAIRPERSON: Self-explanatory

9.                         TECHNICIAN(S)/CO-INVESTIGATOR(S) DEPT.(S)                                                                  TITLE(S)                                                    PHONE

List all personnel involved in the live animal-related activities of the protocol. Also complete a “Qualifications in
   Animal Care and Use” form for each individual listed.

10.                  CONTACT PERSON (S) FOR AFTER NORMAL WORKING HOURS: List name(s) to contact in the event there is a need to reach a protocol participant for animal care problems that occur after normal working hours or when the Principal Investigator is not available.

B.                       PROJECT DESCRIPTION

1.                         START DATE: Self-explanatory

2.                         FINISH DATE: Self-explanatory - An approved Animal Use Protocol has a three year life.

3.                         PURPOSE: What are the specific scientific objectives (aims) of the research?

4.                         ABSTRACT: The abstract should state the purpose of the study, objectives, and describe the basic procedures or techniques. The abstract should be written in terms understandable by a non-scientist.

5.                         LAYMAN’S PARAGRAPH: Give a brief overview of the protocol including potential value to human and animal health, the advancement of science, or the good of society. The overview must be in terms that nonscientists and lay members of the committee can understand.

6.                         DESCRIBE METHODS AND PROCEDURES SPECIFIC TO THE ANIMAL USE IN THE PROTOCOL: (The methods section should be written in terms understandable by a non-scientist.)

Specifically address the following that apply to your project:

☐                       Injections: (Describe the routes, amounts, site preparation)

☐                       Special diets, food, or water treatments: (Describe the diet or water treatment, any anticipated nutritional deficit, and special housing needs.)

☐                       Blood sampling: (Describe the techniques, volumes, frequency, and anesthesia.) (see appendices)

☐                       Invasive sampling of urine/feces: (Describe the techniques, volumes, frequency, anesthesia.)

☐                       Collection of tissues: (Describe the method of collection and anesthesia.)

☐                       Non-survival surgery: (Describe the procedure, duration, and anesthesia)

☐                       Single survival surgery: (Describe the procedure, duration, anesthesia, and postoperative care provisions) - Aseptic techniques must be used on most animals, including rabbits, that undergo major survival surgery. This technique includes wearing of sterile surgical gloves, gowns, caps, face masks; use of sterile instruments; and aseptic preparation of surgical field. Details of the procedure should include how instruments and materials are sterilized. Survival surgery on rodents does not require a special facility but should be performed using sterile instruments, surgical gloves, and aseptic procedure to prevent clinical infections. Include: the frequency of observations during anesthetic recovery, frequency of examinations, support therapy, criteria used to assess pain (see appendices), and administration of pain relieving drugs.

☐                      Multiple survival surgeries involving an individual animal: (Describe the procedures, duration, anesthesia, postoperative care, provisions for each procedure; explain how surgeries are related.)

☐                      Indwelling catheters or implants: (Describe the site(s), type(s), and maintenance/monitoring procedures.)

☐                      Administration of drugs/reagents/cells/etc. (Describe the agent, route of administration and frequency, anesthesia, anticipated side effects, and monitoring procedures.)

☐                      Antibody production: (Indicate the route of administration, adjuvant use, frequency, and collection procedures.)

☐                      Tumor transplantation: (Describe any anticipated functional deficit to the animal, monitoring protocol and, endpoints used.)

☐                      Toxicity testing: (Describe the procedure, anticipated side effects, and endpoint)

☐                      Behavioral testing without significant restraint or noxious stimuli: (Describe.)

☐                      Behavioral testing with significant restraint or noxious stimuli: (Describe testing and provide rationale for degree of restraint or stimulus.)

☐                      Procedures involving potential pain where pain-relieving methods will not be used: (Completely describe procedures.)

☐                      Human safety concerns or hazards: (Describe the intended use of materials which may have possible hazards and means available to ensure the safety.)

☐                      Paralytic Agents: Neuromuscular blocking agents create a significant animal welfare concern since paralyzed animals are difficult to monitor for anesthetic effectiveness. Scientific justification for the use of paralytic agents must be documented. (Describe steps taken to assure that the animal is under anesthesia or analgesic. List the agent used, dose, route, and frequency.)

☐                      Anticipated animal health changes: (Describe possible health changes, methods to monitor changes, and contingencies for dealing with the changes or complications. State the criteria for removing animals from the study. See appendices: 4,5,6)

☐                      Special husbandry: instructions or considerations

C.                       ANIMAL SELECTION

1.              SPECIES: (mouse, rat, rabbit, dog, pig, etc.)

2.              STRAIN: (for rodents and rabbits)

3.              SEX: (male, female, or either)

4.              AGE AND/OR WEIGHT RANGE:

5.              SOURCE: Name of the vendor(s) supplying the animals.

Approved Vendor list on file in the Central Animal Facility (x7159)

PLEASE JUSTIFY THE SELECTION OF A VENDOR NOT ON THE LIST:.

6.              JUSTIFY THE USE OF LIVING ANIMALS: Consider the following:

•                  The complexity of the processes being study cannot be duplicated or modeled in simpler systems.

•                            There is not enough information known about the processes being studied to design non-living models.

•                            Preclinical studies or training in living animals are necessary prior to human testing or use.

1.                         JUSTIFY THE APPROPRIATENESS OF THE SPECIES SELECTED FOR THE STUDY:

What anatomical, physiological, or other characteristics/factors did you use to select the species in consideration of the scientific objectives of the research? Consider the following:

•                            There exists an immense amount of data for this species allowing comparison ....

•                            The anatomy or physiology of this species is uniquely suited to the study because .....

•                            This species provides a good model for duplicating the human ....

•                            This species is the phylogentically lowest that provides adequate size, tissue, or anatomy for the proposed study.

1.                         TOTAL NUMBER OF ANIMALS TO BE USED IN THIS PROTOCOL:

Estimate the total number of animals needed over the three year life of the protocol. An account of the number of the animals ordered will be maintained by the Central Animal Facility. To exceed the approved number, a “Request to Modify an Animal Use Protocol” must be submitted to the ACC.

9.                         RATIONALE FOR DETERMINING THE NUMBER OF ANIMALS NEEDED:

Investigators need to provide a clear and logical thought process that explains why they have selected the specific number of animals that they show on their protocol. Additionally, the investigator must show that the number is a reasonable minimum for the scientific goals of the study. Please do not copy the statements below. The goal is not for investigators to have a “blanket” statement, acceptable for all situations. The goal is for investigators to clearly communicate to the ACC their own rationale for choosing particular numbers.

Example statements:

“We will use 4 groups of twenty animals each. Group 1 will have x and drug A. Group 2 will have x and drug B. Group 3 will have x and both drugs. Group 4 will be controls (no x and no drugs). Data will be compared using a Student’s “T” test. From previous experiments, we estimate that twenty will be an adequate group size to show significant results.”

“This is a preliminary study to develop and show the feasibility of a new surgical technique. We estimate that it may require as many as twenty animals for us to refine our skills technique adequately to give the technique a fair evaluation.”

“This study involves a very small number of animals (6-10). The variance that will be associated with this data is unknown. The small number of animals used in this study will provide us with an estimate of the range and variance of this data.”

“Based on the PI’s experience using these methods in similar studies, and reviews of related use in peer reviewed published studies, the number of animals requested is the minimum necessary to meet the scientific objectives of the proposed research and to provide scientifically meaningful data.”

D.                       PRE-ANESTHESIA / ANESTHESIA / SEDATIVES / ANALGESICS

1.                         If Sedation, analgesics, tranquilizers, and /or anesthesia is (are) used, please identify.

(See Appendices for suggested methods). Also, the attending vet is available for consultation, x7217.

2.                         ANESTHESIA MONITORING (check all techniques that will be used for assessing adequate anesthesia level. Also indicate the frequency of monitoring.

☐                      Response to toe/skin pinch - frequency:

☐                      Palpebral/corneal reflex - frequency:

☐                      Assessment of jaw and/or skeletal muscle tone - frequency:

☐                      Monitoring of physiological response:

Instrumentation for heart rate monitoring: (Name device)

Instrumentation for blood pressure monitoring: (Name device.)

☐                      Other: Explain:

E.                         EUTHANASIA

Euthanasia means the humane destruction of an animal accomplished by a method that provides rapid unconsciousness and subsequent death without evidence of pain or distress, or a method that utilizes anesthesia produced by an agent that causes painless loss of consciousness and subsequent death.

The Animal Care Committee follows the guidelines established by the American Veterinary Medical Association Panel (AVMA). Suggested methods are included in the appendicies. The complete text from the AVMA Panel is available from the CAP (extension x7159)

1.                        METHOD OF EUTHANASIA (See recommended methods of euthanasia in the appendices.)

☐                       Overdose of anesthetic:

Identify Anesthetic	Approximate Amount	Route

☐                       Cervical dislocation with anesthesia or sedation:

Identify Anesthetic	Approximate Amount	Route

☐                       Cervical dislocation without anesthesia or sedation:

Justify the reason for not using anesthesia of sedation: The AVMA states “until additional information is available to better define the nature of the persistent EEG activity, this technique should be used in research settings only when scientifically justified by the user and approved by” the ACC.

☐                       Exsanguination under anesthesia or sedation:

Identify Anesthetic	Approximate Amount	Route

☐                       CO2 chamber

☐                       Other:

☐                       If the animals are not euthanized at the of the study, what will happen to them?

2.                        STUDY END POINT FOR ANIMALS (SELECT ALL THAT APPLY):

Experimental endpoint criteria must be specified.

☐                       Euthanized per protocol without treatment or experimentation.

☐                       Euthanized per protocol after defined period of time (days/months)

Define period:

☐                       Euthanized per protocol after completion of the experimental protocol.

☐                       Euthanized per protocol at development of specific signs.

Explain: (see appendices for examples of endpoint criteria)

☐                       Euthanized per protocol when moribund.

☐                       The animal may die as a result of the experimental treatment.

Explain why this is necessary:

F.                                                           RESTRAINT / DEPRIVATION

1.                                                           RESTRAINTS:. Describe any proposed restraint (other than short-term, hand-held restraint) to be used on awake animals. Note: Physical restraint procedures should be used on awake animals only after alternative procedures have been considered and found to be inadequate. If restraint is necessary, the device must provide the animal with the greatest opportunity to assume its normal postural adjustments, and the duration of restraint must be minimized.

☐                       NO - Prolong restraint will not be used.

☐                       YES - Prolong restraint will be used.

a.                         Justification: Justify the need for restraint.

b.                         Description: Identify or describe the restraint device.

c.                         Duration: State the duration of the restraint including the length, frequency, and rest periods between restraint periods

d.                         Conditioning and monitoring: Describe steps to be taken to condition the animals to the restraining device and assure the comfort and well being of the animals.

2.                         DEPRIVATION (Food or water restriction)

☐                       NO - Food or water deprivation will not take place.

☐                       YES - Food or water deprivation will take place.

a.                         Justification:

b.                         Description:

c.                         Duration:

d.                         Conditioning and monitoring:

G.                                                          PAIN / DISTRESS

1.                          CATEGORY OF RESEARCH: The investigator should check the appropriate category(ies) of experimentation and the number of animals used in each.

☐                      A: Number of animals:

The research involves either no pain or potentially involves momentary, slight pain, discomfort or distress. Includes simple invasive procedures (e.g., injection, blood sampling), collection of tissues preceded by standard euthanasia, behavioral testing without stress.

☐                      B: Number of animals:

The research potentially involves minor short-term pain, discomfort, or distress which will be treated with appropriate anesthetics/analgesics. Includes terminal anesthetic surgery, minor survival surgery with anesthesia, and without significant postoperative pain (e.g., biopsy) and/or implantation of minor chronic catheters (e.g., femoral arterial and venous catheters, flow probes, etc.) and/or short-term physical restraint (<60 minutes) of awake animals and/or induction of minor behavioral stress.

☐                      C: Number of animals:

The research involves procedures potentially inducing moderate pain, discomfort, or distress which will be treated with appropriate anesthetics/analgesics and/or chronic maintenance of animals with a disease/functional deficit. Includes major survival surgery with anesthesia (e.g., orthopedic surgery on major skeletal components, bowel resection, cardiac surgery, adrenalectomy) and/or inducement of a functional deficit (e.g., non-painful tumor inducement, inflammation induced by adjuvants, inducement of glaucoma, heart failure inducement), and/or physical restraint (>60 minutes) of awake animals and/or induction of more than minor behavioral stress.

☐                      D: Number of animals:

The research potentially involves pain, discomfort, or distress (greater than that attending routine injection) which cannot/will not be alleviated through the administration of appropriate anesthetic, analgesic or tranquilizer drugs. Examples include: pain research, radiation testing, toxicity testing and carcinogenesis experiments where animals become moribund.

In order for a protocol to qualify as category A, B or C, appropriate anesthetics or analgesics must be used if the animal will experience more than momentary slight pain. Momentary slight pain is defined as pain no greater than the level and duration of pain attending a routine injection. Alternately, the animal must be immediately euthanized upon evidence of such pain or the protocol is classified as category D.

H.                                                         REGULATORY QUESTIONS

1.                         THE ANIMAL WELFARE ACT’S “DUPLICATE EXPERIMENTS” QUESTION

According to the Animal Welfare Act, the ACC is required to determine whether a reasonable good faith effort was made by the principal investigator in determining that a proposed experiment is not duplicative. The ACC will be held responsible if it is subsequently determined that an experiment is unnecessarily duplicative and that a good faith review of available sources would have indicated as much.

a.                         Describe the methods that were used to assure the Animal Care Committee that the animal activities in this protocol do not unnecessarily duplicate previous experiments.

b.                         Indicate resources / scientific literature used:

☐	MEDLINE	(inclusive dates)
☐	INDEX MEDICUS	(inclusive dates)
☐	AGRICOLA	(inclusive dates)
☐	EMBASE	(inclusive dates)
☐	CURRENT RESEARCH INFORMATION SERVICE	(inclusive dates)
☐	Animal Welfare Information Center (see appendices)
☐	Peer review by:
☐	Consultation with an expert in the area of investigation (briefly describe; name, position, etc.
☐	Other:

c.                         Key words used in the search for alternatives:

2.                         THE ANIMAL WELFARE ACT’S “ALTERNATIVE” QUESTION

ALTERNATIVES TO POTENTIALLY PAINFUL PROCEDURES. The use of procedures potentially causing more than momentary or slight pain or distress to an animal even though that pain will be relieved by administration of proper drugs, requires investigators consider alternative procedures and provide a written description of the methods and sources used to determine that alternatives were not available and/or were scientifically unacceptable. Note: In designing the experiment, the investigator should choose procedures that have the least amount of potential pain, discomfort, distress, or morbidity in consideration of any limitations imposed by the objectives of the research. Examples include reduction of the number of required surgeries, less invasive surgery, use of a less toxic adjuvant, selection of the earliest possible endpoint. This section should clearly justify why less potentially painful procedures cannot be used to achieve the specific objectives of the research. This section must also include a description of the search strategy used to explore alternatives (e.g., databases consulted, key words used). USDA inspectors require a description of the key words used in the search of alternatives. Investigators should be ready to present the results of their searches to the ACC, USDA,  and NIH. USDA inspectors regularly review the ACC’s records.

a.                         Describe the methods that were used to assure the ACC that the Principal Investigator considered alternatives to procedures that may cause more than momentary or slight pain or distress to the animals. Provide a written narrative description of the methods and resources.

b.                         Indicate resources / scientific literature used:

☐	MEDLINE	(inclusive dates)
☐	INDEX MEDICUS	(inclusive dates)
☐	AGRICOLA	(inclusive dates)
☐	EMBASE	(inclusive dates)
☐	CURRENT RESEARCH INFORMATION SERVICE (inclusive dates)
☐	Animal Welfare Information Center (see appendices)
☐	Peer review by:
☐	Consultation with an expert in the area of investigation (briefly describe; name, position, etc.
☐	Other:

c.                          Keywords used in the search for alternatives.

I.                            OTHER

1.                         Do any of the proposed procedures involve the use of Biohazardous materials?

☐                      NO - BIOHAZARDOUS materials will not be used in or disposed of by CAF.

☐                      YES - BIOHAZARDOUS materials will be used. (“Application for the Use of Biohazardous Materials and Animals” must be submitted with the Animal Use Protocol):

☐                      Laser Use (Laser Task Force)

☐                      Radioisotopes (Radiation Safety Committee)

☐                      Carcinogens, Teratogens, Mutagens, Chemicals

☐                      Transmissible/Infectious Agents/Organisms

☐                      Recombinant DNA

☐                      Other:

2.                         Will tumor cells, tissue, sera or other biologies from either animal or human sources be used in or on animal as part of the protocol?

☐                       NO

☐                       YES:

a.               Please describe precautions that should be observed with materials or with live/dead animals.

b.              Describe the tests used to check the tissues and cells for inadvertent contamination by viruses or mycoplasma.

3.                         ANTIBODY PRODUCTION

☐                      Polyclonal antibodies:

☐                      Monoclonal antibodies:

☐                      Adjuvants used.

Adjuvant (If Freund’s Complete Adjuvant is used, See ACC guidelines)

Route of administration:

Amount injected:

Site preparation:

4.                         TRANSGENIC MICE

Will transgenic mice be used?

☐                      NO

☐                      YES:                                             Source:

Health status: (Describe the tests used to check the animals for inadvertent contamination by viruses or mycoplasma.)

5.                         Will animals be transported to or through patient care areas? (This includes hallways in Korman Research Pavilion.)

☐                       NO

☐                       YES:                                          Identify:

Need:

Measures used to protect patients and hospital staff from possible allergic or emotional reactions:

Describe route and methods used to move/hide animals from view:

6.                         Will there be a need to house animals outside of the animal facility for more than 12 hours?

☐                       NO

☐                       YES                                                Room Number:                                                          Building:

Please provide justification:

Describe precautions used to prevent contamination of the area by the animals (e.g., smells, dander) and procedures to assure that the animals are maintained in a humane manner.

J.                         PERSONNEL QUALIFICATIONS/INFORMATION

Attach forms:

Principal Investigator Qualifications in Animal Care and Use
Support Personnel Qualifications in Animal Care and Use

1.                         Occupational Health

Continuum, Occupational Health Specialists provides occupational health and workers’ compensation medical services to all employees at AEHN. If an employee experiences an occupational injury in the animal facility between the hours of 8:30 AM to 4:30 PM, Monday through Friday, they are to notify their supervisor or call Occupational Health Office at 215-456-9061. Arrangements will be made for the employee be to transported to an Continuum, Employee Health Office. If an injury occurs after hours they will be treated at the Emergency Medicine Department. An employee must have an Incident Report with them for either site. These Incident Reports are available from the CAF office. Questions regarding this program can be addressed to Ted Feldman, Program Director for Continuum at 215-533-9424.

Personnel should be instructed to notify their supervisors of potential or known exposures and of suspected health hazards and illnesses. Employees experiencing needle sticks or pathogen exposure must seek treatment immediately.

Personal protective equipment e.g., surgical masks, exam gloves, isolation gowns, is provided in the animal facility. Also, along with the animal restrain devices and animal handling gloves, animal handling videos and training are available through the CAF.

K.                       ASSURANCE STATEMENTS AND SIGNATURES

“I accept and will conform to all federal and state laws and guidelines and all institutional policies and procedures concerning the care and use of animals in research, teaching and testing. I understand that I have a responsibility to notify the Animal Care Committee in writing of any substantive changes in the proposed project, changes in personnel assigned to work under this application, or in the number of animals or the species to be used, prior to proceeding with any animal use in such modified projects.

Signature of Principal Investigator and date are required.

The principal investigator ensures that the information provided in the Animal Use Protocol form accurately reflects the nature of the activities proposed.

Only one copy of this page should be submitted to the ACC committee coordinator. This funding source information should not be included in the copies for distribution to the ACC.

L.                                         FUNDING SOURCES:

1.                         EXTERNAL FUNDING

a.                         Please provide name of the source.

It is important that researchers who are applying for PHS funds read Pages 17-18, “Vertebrate Animals,” of the grant application package and complete Section 2F. You may call the ORTD office at 456-7217 if you have questions or need additional information.

b.                         Grant Title:

c.                         Amount of grant or contract:

d.                         Does the award include administrative

☐                       NO

☐                       YES, please give dollar amount:

e.                         Does the agency to which you are applying for fund require an institution approved animal use protocol?

☐                       NO

☐                       YES

2.                         INTERNAL FUNDING

☐                       NO

☐                       YES:

☐            Department:

☐            AESG:

☐            other

Most, but not all, granting agencies allow to apply for a grant before the animal use protocol has been approved. If your protocol has been submitted, but is not yet approved, indicate to the granting agency that the protocol is “pending”. NIH and NSF normally allow sixty days for approval after the deadline date for the grant. If no approval from the ACC follows within sixty days of the deadline date for the grant application, the agency will normally discard your grant application.

Some funding agencies (such as American Heart Association) require that the protocol be approved before the grant is submitted. Investigators are responsible for knowing the requirements of their particular agency.

M.                                      APPENDICES

1.                         Recommended methods of euthanasia according to species:

Species	Method	Route	Dose
Rodents	CO2 asphyxiation	inhalation	until death
cervical dislocation(1)
	pentobarbital	IV	150 mg/kg
decapitation(1)
exsanguination(2)
Rabbits	Euthanasia Solution	IV, IC(3)	0.3 ml/kg
	pentobarbital	IV, IC(3)	70-100 mg/kg
Cats and Dogs	Euthanasia Solution	IV	0.3 ml/kg
	pentobarbital	IV	75-100 mg/kg
Swine	Euthanasia Solution	IV	0.3 ml/kg
	pentobarbital	IV	75-100 mg/kg

(1) Cervical dislocation and decapitation without anesthesia is used only when anesthetics would interfere with experimental results. These techniques can be performed without anesthesia only when scientifically justified by the PI and approved by the ACC. Cervical dislocation is limited to mice and small rats weighing less than 200 grams,

(2) Technique should only be done in sedated, or anesthetized animals.

(3) Animal must be sedated or tranquilized before IC procedure.

2.                         Anesthesia recommendations

Species	Drug	Dose	Route
Mouse	ketamine/acepromazine		IM
Rat	ketamine/acepromazine		IM
	ketamine/xylazine		IM

Rabbit	ketamine/xylazine		IM

Pig	Telazol/ketamine/xylazine	2.2 mg/kg of each component	IM
	Halothane	to effect (2-3%)	inhaled
	Isoflurane	to effect(2)	inhaled

3.                         Analgesic recommendations

Species	Drug	Dose	Route
Mouse
Rat	Butorphanol tartrate	0.04 mg/kg	SQ
	Acetaminophen	110-305 mg/kg [2 mg/ml	PO

Rabbit

Pig

4.                         Possible parameters for evaluation of pain.

•                            Attempting to protect, move away, or bite

•                            Crying out when palpated or forced to use affected areas

•                            Licking, biting, scratching, shaking, or rubbing

•                            Pacing, lying down and getting up, or shifting weight

•                            Significant decrease in mobility

•                            Unusual length of time for recumbency

•                            Reluctance to move or difficulty in rising

•                            Head down, tucked abdomen, hunched, facial distortion, or pallor

5.                         Methods that could be used for monitoring health changes.

•                             Weigh animals on a regular basis.

•                             Observe for changes in behavior, activity, or posture.

•                             Observe for evidence of pain or discomfort in a localized area.

•                             Observe procedural area for redness, swelling, or discharge.

•                             Observe for decreased ability to move.

•                             Monitor food or water consumption

6.                         Endpoint criteria for removing animals from a study.

•                             Veterinary opinion

•                             percentage body weight or loss (example: a loss more than 15% of body weight)

•                             inability to move

•                             inability to eat of drink adequately

•                             markedly reduced response to stimuli

•                             tumor size

•                             behavioral abnormalities

•                             signs of toxicity.

7.                         Animal Welfare Information Center (AWIC) (Your tax dollars at work.): National Agricultural Library, 10301 Baltimore Blvd., Beltsville, MD 20705, Voice: (301) 504-6212, Fax: (301) 504-5472, Internet: http://www.nal.usda.gov/awic/. This center can assist investigators in searching for alternatives and/or perform the search and charge for all online costs that exceed $25.00.

8.                         Calculation for the amount of blood you can safely collect from a given animal.

Safe amount of blood volume:		20%
Example:
4.55 kg

weight	X	0.06 percent blood volume of body
0.27 kg
	X	1000.00 mls of blood per unit weight 270.00 mls of blood in the animal
	X	0.20 safely take 20% of total blood
volume
54.00 mls can be safely collected

EXHIBIT C
Budget

Principal Investigator:	Heather Kaminski
Protocol Title:	Lickometer Testing in Mice
Company:	Linguagen

Research Animals

•                            Linguagen will purchase all rodents to be used in this protocol.

•                            Linguagen staff will coordinate animal orders with the CAF staff

•                            Invoices for animal purchases will be sent directly from the vendors to Linguagen.

Animal Housing and Care

•                            CAF will supply standard rodent cages, shelving units, bedding, feed and staff to provide daily animal care.

•                            CAF will supply veterinarian services as needed

•                            CAF staff will prepare (sanitizing and sterilizing) cages for rodent housing.

•                            CAF will charge $0.79 per cage per day for housed mice.

•                            CAF will charge $0.97 per cage per day for housed rats.

•                            Estimated cage count for this budget: 20 to 100 cages per day ($135 to $675 / wk).

•                            CAF will euthanize and dispose of rodents at Linguagen staff’s request.

Supplies

•                            Linguagen will provide lab supplies necessary for the procedures described in the protocol

•                            The estimate amount is for miscellaneous materials supplied by CAF.

Labor

•                            $12.25 per half hour (non-overtime rate for services other then rodent housing)

•                            The estimated amount is for possible CAF labor/technician services provided to Linguagen.

Indirect Costs on the above categories - 25% (Includes telephone, janitorial service, heating/air conditioning and electric. All costs associated with the DSL line will be billed directly to Linguagen.)

Other

•                             Rental Space

$2.175/month

•                              Cost per sq. ft. - $25.00 / sq. ft. / year

•                              Total Space - Approx. l044 sq.ft.

• Lab Space - Room A117 (Approx. 24’ x 12’)	288 sq. ft.
• Animal Housing - Room A114 (Approx. 24’ x 24’)	576 sq. ft.
• Office Space - Room A203 (Approx. 10’ x 18’)	180 sq. ft